Exhibit 5.1

Zhibao Technology Inc.	D +1 345 815 1866
c/o Sertus Incorporations (Cayman) Limited	E natalie.bell@ogier.com
Sertus Chambers, Governors Square,
Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands	Reference: 505281.00004

17 September 2025

Zhibao Technology Inc. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-3, including all amendments or preliminary or final supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act) to date relating to the offering and sale of up to $50,000,000 Class A ordinary shares of par value US$0.0001 each (the Shares), debt securities convertible into Shares (Debt Securities), warrants convertible into Shares (Warrants), subscription rights for Shares (Subscription Rights) and a combination of such securities, separately or as units (Units and any Units, Debt Securities, Warrants or Subscription Rights to be referred to in this opinion as Securities), in one or more offerings (the Offering) in accordance with the Registration Statement.

This opinion is given in accordance with the terms of the "Legal Matters" section of the Registration Statement. Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company.

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17 September 2025

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar) under the laws of the Cayman Islands.

Issue of Shares

(b)	The Shares have been duly authorised by all requisite corporate action of the Company the Shares will be validly issued and allotted, fully paid and non-assessable when:

Either:

(i)	validly issued and allotted, fully paid and non assessable; or

(ii)	if such Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any Security:

(A)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve:

(x) the form, terms, execution and deliver of the relevant agreements constituting the Securities (the Agreements); and

(y) the issuance and allotment of the Shares (including the issuance upon the conversion, exercise, redemption or repurchase of any Security) in accordance with the Registration Statement and the relevant Agreements;

(B)	the terms of the relevant Agreement have been satisfied and the payment of the consideration specified therein (being not less than the par value of the Shares) has been made; and

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17 September 2025

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Shares, in each case in accordance with the memorandum and articles of association of the Company.

Registration Statement – "Cayman Islands Taxation"

(c)	Insofar as the statements set forth in the Registration Statement under the caption "Cayman Islands Taxation" purport to summarise certain tax laws of the Cayman Islands, such statements are accurate in all material respects and such statements constitute our opinion.

4	Matters not covered

We offer no opinion as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the M&A of the Company to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Zhibao Technology Inc.

17 September 2025

Yours faithfully

/s/ Ogier (Cayman) LLP

Ogier (Cayman) LLP

Zhibao Technology Inc.

17 September 2025

Schedule 1

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 11 January 2023 issued by the Registrar.

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution of the shareholders of the Company passed on 29 March 2024 (the M&A).

3	A Certificate of Good Standing dated 3 September 2025 (Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director's Certificate) having attached to it the written resolutions of the directors of the Company passed on 17 September 2025 (the Board Resolutions).

5	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 17 September 2025.

6	The Registration Statement.

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17 September 2025

Schedule 2

Assumptions

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, the Good Standing Certificate, the Director's Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The M&A are in full force and effect and have not been amended, varied, supplemented or revoked in any respect.

6	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Shares are issued.

7	There is nothing under any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Status and Authorisation

8	In authorising the issue and allotment of Shares, each director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

9	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

10	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

11	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the Company in any way.

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17 September 2025

Share Issuance

12	The Shares of the Company of par value US$0.0001 per share, shall be issued at an issue price in excess of the par value thereof.

13	The form of amended and restated memorandum and articles of association appended to the Registration Statement have been adopted by the Company prior to the date that any Shares are issued by the Company.

14	The issue of any Shares upon conversion, exercise, redemption or repurchase (as applicable) of the Securities pursuant to the relevant Agreements and the Registration Statement, at the time of issuance, would not result in the Company exceeding its authorised share capital; and upon the issue of any Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and that such issuance will be duly registered, and will continue to be registered in the Company' register of members.

15	There are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

16	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares.

17	At the time of the issue of any Shares in accordance with the terms of the Registration Statement upon conversion of the notes (the Conversion) or the exercise of the warrants (the Exercise):

(a)	the Company will not have been struck off or placed in liquidation; and

(b)	the issue price for each share issued upon Conversion or Exercise (as applicable) will not be less than the par value of such share.

Register of Writs

18	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court as at the time we conducted our investigation of such Register.

Zhibao Technology Inc.

17 September 2025

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

3	In this opinion the phrase "non-assessable" means, with respect to Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).